VolitionRx Limited Announces First Quarter 2018 Financial Results and Business Update

ISNES, Belgium, May 10, 2018 /PRNewswire/ -- VolitionRx Limited (NYSE American: VNRX) (“Volition”) today announced financial results and a business update for the first quarter ended March 31, 2018. Volition management will host a conference call tomorrow, May 11, at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details may be found below.

Mr. Cameron Reynolds, President and Chief Executive Officer of Volition, said, “We have made great progress this quarter, moving our clinical assay development strongly forward and broadening our potential revenue base with our recently announced exclusive global license, manufacturing, sales and distribution agreement with Active Motif for a range of research use only kits.” Mr. Reynolds added, “We look forward to achieving our numerous upcoming clinical and commercial milestones, while continuing to keep close control on our cash burn, which has remained relatively stable.”

First Quarter 2018 and Recent Company Highlights

•Signed an exclusive global license, manufacturing, sales and distribution agreement with Active Motif for a range of research use only kits.

oThe kits are based on our proprietary Nucleosomics® technology and are expected to:

▪allow researchers to explore patterns of epigenetic modifications in circulating nucleosomes across a broad range of clinical applications including cancers, inflammatory and infectious diseases; and

▪represent the first revenue from the Nu.QTM platform and potentially provide an additional licensing revenue stream beyond the commercialization of our blood-based cancer tests on the same platform of assays.

•We made progress on a project to investigate the use of Nucleosomics® to purify or enrich nucleosomes of tumor origin. This project aims to provide purified ctDNA to help address the main technology barrier to ctDNA cancer diagnostics.

•We raised $8.4 million in gross proceeds through a registered public offering of shares of common stock.

First Quarter 2018 and Other Financial Results

Cash and cash equivalents as of March 31, 2018 totaled $14.3 million, compared with $10.1 million as of December 31, 2017.

Upcoming Milestones

We expect to achieve the following milestones during 2018 and the early part of 2019:

•Launch a range of research use only kits to be sold and distributed globally by Active Motif;

•Announce the results of the updated Nu.Q Colorectal Cancer Triage Test during the third quarter of 2018;

•Select the final panel for the Nu.Q Colorectal Cancer Frontline Screening Test based upon 4,300 samples;

•Validate the selected final panel with a 12,000-subject Colorectal Cancer Screening Cohort;

•Obtain CE marking of the updated Nu.Q Colorectal Cancer Triage Test in the fourth quarter of 2018 followed by the CE marking of the Nu.Q Colorectal Cancer Frontline Screening Test in the first quarter of 2019;

•Release interim results on the 27 most prevalent cancers study of 4,500 subject samples, collected by the University of Bonn, Germany, to show the breadth of the platform technology;

•Commence the Asia multi-country study in collaboration with the National Taiwan University; and

•Obtain additional non-dilutive funding.

Mr. Reynolds concluded, “We are extremely proud of the accomplishments we have achieved thus far. I thank the dedicated Volition team for their tireless efforts. I, along with the rest of the Board and indeed the whole company, look forward to sharing the results of key studies and the anticipated commercialization of our platform over the coming year.”

Conference Call

Volition will host a conference call tomorrow, May 11, at 8:30 a.m. U.S. Eastern Time, to discuss its financial and operating results for the first quarter of 2018, and to provide an update on recent developments. To participate in the call, please dial 1-877-407-9716 (toll-free) in the U.S., 0-800-756-3429 (toll-free) in the U.K., and 1-201-493-6779 (toll) internationally. A live audio webcast of the conference call will also be available via link from the investor relations page of Volition's corporate website at http://ir.volitionrx.com/. The conference ID is 13679703.

The call will be hosted by Cameron Reynolds, President and Chief Executive Officer, along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President.

About Volition

Volition is a multi-national life sciences company focused on developing simple, easy to use, cost effective blood tests designed to help diagnose a range of cancers.  The tests are based on the technology platform of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

As cancer screening programs become more widespread, Volition’s products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively.  Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.  Volition’s research and development activities are currently centered in Belgium, with additional offices in London, Texas and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition's website https://volitionrx.com/ or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media/Investor Contacts

Louise Day, Chief Marketing & Communications Officer

l.day@volitionrx.com

+44 (0)7557 774620

Scott Powell, Executive Vice President, Investor Relations

s.powell@volitionrx.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s bodily-fluid-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.